Birner Dental Management Services, Inc. Announces Earnings For Fourth Quarter And Year Ended 2013

DENVER, March 25, 2014 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and year ended December 31, 2013. For the year ended December 31, 2013, revenue increased $1.8 million, or 2.8%, to $64.1 million. The Company's earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $805,000, or 16.0%, to $4.2 million for the year ended December 31, 2013 compared to $5.0 million for the year ended December 31, 2012. Net income for the year ended December 31, 2013 decreased $718,000, or 89.0%, to $89,000 compared to $807,000 for the year ended December 31, 2012. Earnings per share decreased to $0.05 for the year ended December 31, 2013 compared to $0.44 for the year ended December 31, 2012.

During the year ended December 31, 2013, the Company remeasured and wrote down contingent liabilities by $196,000, which the Company recognized as other income, related to two offices that were acquired during 2009.

For the quarter ended December 31, 2013, revenue increased $335,000, or 2.3%, to $15.0 million. The Company's Adjusted EBITDA decreased $286,000, or 31.1%, to $633,000 for the quarter ended December 31, 2013 compared to $919,000 for the quarter ended December 31, 2012. Net loss for the quarter ended December 31, 2013 increased $306,000 to $(333,000) compared to $(27,000) for the same period of 2012. Net loss per share increased to $(0.18) for the quarter ended December 31, 2013 compared to $(0.01) for the quarter ended December 31, 2012.

Since the beginning of the fourth quarter of 2012, the Company has opened four de novo offices: in Tucson, Arizona in the fourth quarter of 2012; in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; and in Monument, Colorado in December 2013. The Company has leased space for an additional de novo office in Fort Collins, Colorado, which is anticipated to open in the second quarter of 2014. The Company is also evaluating and negotiating leases for additional sites throughout its markets. Additionally, the Company has relocated and modernized one of its offices in Albuquerque, New Mexico, which opened in March 2014. During 2013, the Company completed remodels and/or relocations for two of its offices and converted eight additional offices to digital radiography. During December 2013, the Company consolidated the dental services of one of its offices, which it subsequently closed, into another office.

Fred Birner, Chief Executive Officer of the Company, stated that "While the decrease in Adjusted EBITDA in 2013 was disappointing, particularly in light of the increased revenue, it reflects our substantial investments in the Company, not only in capital projects as noted above but also personnel and training. We have yet to see the corresponding returns but believe we are doing the right thing for long-term growth and shareholder value. We believe to achieve our long-term growth objectives, we need to continue to convert and upgrade our offices to digital radiography and continue to open additional de novo offices. These activities obviously affect Adjusted EBITDA in the short-term. However, we believe the four de novo offices noted above are now moving in the right direction and making good progress."

During 2013, the Company had capital expenditures of approximately $5.0 million, paid approximately $1.6 million in dividends to its shareholders and increased total bank debt outstanding by approximately $1.6 million. The Company's outstanding bank debt increased because of the Company's development of de novo offices and its commitment to upgrading its existing offices through extensive remodels and office relocations and its continued commitment to converting its offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 66 dental offices, of which 37 were acquired and 29 were de novo developments. The Company currently has 114 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2013 on Tuesday, March 25, 2014 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-364-3108 and refer to Confirmation Code 6868662 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 25, 2014, the rebroadcast number is 1-888-203-1112 with the pass code of 6868662. This rebroadcast will be available through April 8, 2014.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss).

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including performance of de novo offices. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Quarters Ended				Years Ended
	December 31,				December 31,
	2012		2013		2012		2013

REVENUE:
Dental practice revenue	$ 13,172,684		$ 13,630,865		$ 56,513,816		$ 58,461,286
Capitation revenue	1,496,967		1,373,344		5,840,373		5,644,588
	14,669,651		15,004,209		62,354,189		64,105,874

DIRECT EXPENSES:
Clinical salaries and benefits	8,490,442		9,112,144		35,402,831		38,171,494
Dental supplies	614,839		659,942		2,693,604		2,799,518
Laboratory fees	830,419		774,580		3,133,481		3,108,544
Occupancy	1,412,540		1,412,362		5,549,650		5,822,508
Advertising and marketing	287,597		223,281		2,018,264		1,082,034
Depreciation and amortization	777,907		934,918		2,838,582		3,448,707
General and administrative	1,240,779		1,212,498		4,934,926		4,774,597
	13,654,523		14,329,725		56,571,338		59,207,402

Contribution from dental offices	1,015,128		674,484		5,782,851		4,898,472

CORPORATE EXPENSES:
General and administrative	1,002,608	(1)	1,091,928	(1)	4,207,681	(2)	4,604,320	(2)
Depreciation and amortization	43,226		54,664		161,693		200,431

OPERATING INCOME (LOSS)	(30,706)		(472,108)		1,413,477		93,721

OTHER INCOME (EXPENSE)
Change in fair value of contingent liabilities	-		-		-		196,000
Gain from early extinguishment of debt	-		22,059		-		22,059
Interest (expense), net	(27,352)		(30,339)		(104,147)		(100,647)

INCOME BEFORE INCOME TAXES	(58,058)		(480,388)		1,309,330		211,133
Income tax expense (income)	(31,215)		(147,732)		502,066		121,960

NET INCOME (LOSS)	$ (26,843)		$ (332,656)		$ 807,264		$ 89,173

Net income (loss) per share of Common Stock - Basic	$ (0.01)		$ (0.18)		$ 0.44		$ 0.05

Net income (loss) per share of Common Stock - Diluted	$ (0.01)		$ (0.18)		$ 0.44		$ 0.05

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.88		$ 0.88

Weighted average number of shares of Common Stock and dilutive securities:

Basic	1,842,402		1,852,364		1,839,149		1,850,257

Diluted	1,851,315		1,870,935		1,848,714		1,861,088

(1)

Corporate expense - general and administrative includes $128,351 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2012 and $115,155 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended December 31, 2013.

(2)

Corporate expense - general and administrative includes $600,936 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2012 and $467,028 of stock-based compensation expense pursuant to ASC Topic 718 for the year ended December 31, 2013.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2012	2013

CURRENT ASSETS:
Cash and cash equivalents	$ 1,112,511	$ 469,827
Accounts receivable, net of allowance for doubtful
accounts of approximately $304,000 and $420,000, respectively	2,614,152	3,250,319
Notes Receivable	165,718	34,195
Deferred tax asset	205,693	272,523
Income tax receivable	442,630	176,935
Prepaid expenses and other assets	482,297	455,158

Total current assets	5,023,001	4,658,957

PROPERTY AND EQUIPMENT, net	7,894,333	10,126,399

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,193,488	9,292,868
Deferred charges and other assets	158,316	165,661
Notes receivable	-	109,501

Total assets	$ 23,269,138	$ 24,353,386

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,919,457	$ 2,548,240
Accrued expenses	1,640,076	1,641,509
Accrued payroll and related expenses	1,718,417	2,192,495
Current maturities of long-term debt	400,000	-

Total current liabilities	5,677,950	6,382,244

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,997,808	3,030,205
Long-term debt, net of current maturities	6,074,042	8,091,790
Other long-term obligations	1,547,369	965,959

Total liabilities	16,297,169	18,470,198

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,842,402 and 1,852,565 shares issued and
outstanding, respectively	329,236	779,758
Retained earnings	6,642,733	5,103,430

Total shareholders' equity	6,971,969	5,883,188

Total liabilities and shareholders' equity	$ 23,269,138	$ 24,353,386

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income and subtracting change in fair value of contingent liabilities and gain from early extinguishment of debt as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2012	2013	2012	2013
RECONCILIATION OF ADJUSTED EBITDA:
Net income (loss)	($26,843)	($332,656)	$807,264	$89,173
Add back:
Depreciation and amortization - Offices	777,907	934,918	2,838,582	3,448,707
Depreciation and amortization - Corporate	43,226	54,664	161,693	200,431
Stock-based compensation expense	128,351	115,155	600,936	467,028
Interest expense, net	27,352	30,339	104,147	100,647
Income tax expense (income)	(31,215)	(147,732)	502,066	121,960
Less:
Change in fair value of contingent liabilities	-	-	-	(196,000)
Gain from early extinguishment of debt	-	(22,059)	-	(22,059)

Adjusted EBITDA	$918,778	$632,629	$5,014,688	$4,209,887